Exhibit 99.1
Excerpt from the Presentation of Mr. Frank C. Sullivan, Chairman and Chief Executive Officer of RPM International Inc., at the Goldman Sachs Basic Materials Conference in New York, New York on June 3, 2009:
“Lastly, I want to comment about our outlook both for this fiscal year end as well as our next fiscal year. We previously communicated that we expect about a $0.40 fourth quarter for the fiscal year that ended May 31, 2009. That does not include any impairment charges that might come up during our audit, which we’re in the middle of. That is versus about $0.75 per share in our fourth quarter last year.”

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